                                                                 EXHIBIT 12.1



                          UNITED MERCHANDISING CORP.
                      RATIO OF EARNINGS TO FIXED CHARGES
                                 CALCULATION
                         (DOLLAR AMOUNTS IN THOUSAND)



                                                  Predecessor Company
                                               -------------------------    Successor Company             Pro Forma
                                                   39 Weeks from            -----------------
                                                    December 30,               14 Weeks from                Combined
                                                    1991 through            September 26, 1992            Year Ended
                                                    September 25,           through January 3,             January 3,
                                                        1992                       1993                       1993
                                                    -------------           ------------------            ------------
 I.  EARNINGS TO FIXED CHARGES:
       Earnings:

          Pre-tax income from
          continuing operations                         $11,989                        ($100)             ($6,645)
          Add fixed charges                               3,962                        4,775               17,412
          Subtract capitalized interest in
          fixed charges                                       0                         (159)                (639)
                                                        -------                      --------             --------
      Earnings                                           15,951                        4,516               10,128
                                                        -------                      --------             --------

       Fixed charges:
          Net interest expense per
          financials                                     (1,059)                       3,256               10,872
       Add:
          Interest income                                 1,059                            0                1,059
          Rents                                           3,962                        1,519                5,481
                                                        -------                      --------             --------

       Fixed charges                                      3,962                        4,775               17,412
 Ratio of earnings to fixed charges                        4.03                         0.95                 0.58
 Deficiency in earnings to fixed charges                                                 259                7,284



                                                January 2,    January 1,         December 31,         December 29,
                                                    1994         1995               1995                  1996
                                                 ---------   -----------       --------------        -------------
 I.  EARNINGS TO FIXED CHARGES:
       Earnings:
          Pre-tax income from
          continuing operations                   ($1,029)       $6,202              ($5,953)             $ 5,036

          Add fixed charges                        17,569        18,298               20,791               20,042
          Subtract capitalized interest in
          fixed charges                              (639)         (539)                (430)                (621)
                                                  -------       -------              -------              -------

      Earnings                                     15,901        23,961               14,408               24,457
                                                  -------       -------              -------              -------


       Fixed charges:
          Net interest expense per
          financials                               11,793        11,712               12,347               11,482
       Add:
          Interest income                               0             0                    0                    0
          Rents                                     5,776         6,586                8,444                8,560
                                                  -------       -------              -------              -------

       Fixed charges                               17,569        18,298               20,791               20,042
 Ratio of earnings to fixed charges                  0.91          1.31                 0.69                 1.22
 Deficiency in earnings to fixed charges            1,668             0                6,383                    0